SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2003

EntreMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20713	58-1959440

(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Medical Center Drive, Rockville, MD	20850

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 864-2600

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events

Pursuant to a Common Stock Purchase Agreement by and among EntreMed, Inc. (the “Company”) and certain institutional investors (the “Purchasers”) dated as of May 19, 2003 (the “Common Stock Purchase Agreement”), attached hereto as Exhibit 99.2, the Company issued to the Purchasers an aggregate of 3,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) for $9 million.

As part of the offer, the Purchasers were also granted a right of first refusal on certain future issuances of the Company’s securities during the 65-day period following the transaction.

The above summarizes and does not provide a complete description of the Common Stock Purchase Agreement. The above summary is qualified in its entirely by reference to the full text of the Common Stock Purchase Agreement, which is attached as an exhibit hereto. For a more complete description of the terms of the Common Stock, you are also referred to the Company’s prospectus supplement covering the issuance of the Common Stock to the Purchasers, filed with the Securities and Exchange Commission on May 20, 2003.

Exhibits

99.1	Press Release dated May 20, 2003

99.2	Common Stock Purchase Agreement by and among EntreMed, Inc., and certain institutional investors named therein, dated as of May 19, 2003

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

Date: May 20, 2003	By:	/s/ Neil J. Campbell

Neil J. Campbell President and Chief Operating Officer